CLEARVIEW INVESTMENTS, LTD.

                              December 10, 1997

Factory Outlet Centre Limited Liability Company
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road, Suite A-200
Bannockburn, IL  60015

Re: Agreement of Sale dated as of August 25, 1997 between Insignia Commercial Investments Group, Inc. ("Assignor") and Factory Outlet Centre Limited Liability Company ("Seller") for the purchase and sale of property known as the Factory Outlet Center in Kenosha, Wisconsin ("Property") as amended by September 8, 1997 Letter Agreement, as amended by October 7, 1997 Letter Agreement, as amended by November 4, 1997 Letter Agreement, as amended by November 7, 1997 Letter Agreement, as amended by November 19, 1997 Letter Agreement and as assigned on October 24, 1997 to Clearview Investments, Ltd. ("Assignee") herein referred to as Purchaser

Dear Madam or Sir:

     Under the above referenced Agreement of Sale, the Purchase Price (as defined herein) is $15,000,000.00, the Inspection Period, as defined therein, expires December 12, 1997 and the Closing date, as defined therein, was to be December 30, 1997.

     This letter shall confirm that Seller, has among other things, agreed to amend the Agreement as follows:

     Seller shall credit on the closing statement to Purchaser $550,000.00 for (Tenant Improvements, shopping center renovation)

     Purchaser shall be entitled to extend the Closing Date to January 16, 1997 by placing with the Title Company an additional $100,000 Earnest Money on or before 5:00 p.m. Chicago time, December 23, 1997. The $100,000 additional Earnest Money shall be released then to Seller and shall be non-refundable to Purchaser but applicable to the Purchase Price.

     Except as provided herein, the Agreement of Sale shall remain unmodified and in full force and effect.

     The date that Purchaser shall release the Earnest Money to Seller pursuant to the Consent to Assignment of the agreement dated October 24, 1997 shall be upon full execution of this Letter Agreement and also the Inspection Period, as defined in the Agreement of Sale, shall expire on full execution of this Letter Agreement.

     If the amendments to the Agreement of Sale provided to this letter are acceptable, please indicate your agreement on behalf of Seller, where indicated below.
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                              Sincerely Yours,

                              CLEARVIEW INVESTMENTS, LTD.
                              By:  Redbud Capital, Inc.,
                                   General Partner

                                   By:  /s/ Carla B. Fulton
                                   ----------------------------------------
                                        Carla B. Fulton, Vice President

ACCEPTED AND AGREED TO THIS
10th DAY OF DECEMBER, 1997.

FACTORY OUTLET CENTRE LIMITED LIABILITY COMPANY
By:  Outlet Centre Investors, a member

     By:  Balcor Partners-XXI, its general partner

          By:  /s/  John K. Powell, Jr.
             --------------------------------
          Name:     John K. Powell, Jr.
          Title:    Senior Vice President
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